Deloitte &
Touche LLP
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               50 Fremont Street                       Telephone: (415) 247-4000
               San Francisco, California 94105-2230    Facsimile: (415) 247-4329

                                                                      Exhibit 11




INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds:


We consent to (a) the incorporation by reference in Post-Effective Amendment No. 47 to Registration Statement No. 33-34841 of The Montgomery Funds on Form N-1A of our report dated August 16, 1996 incorporated by reference in the Combined Statement of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectus which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

February 11, 1997


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Deloitte Touche
Tohmatsu
International
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